AMENDMENT NUMBER TWO TO
AGREEMENT DATED DECEMBER 30, 1993
SAM HOUSTON RACE PARK, LTD

     THIS AMENDMENT AGREEMENT made this 1st day of November 1998 by and between INTERNATIONAL SOUND CORPORATION, a Maryland corporation, having its principal place of business located at 7130 Milford Industrial Road, Baltimore, Maryland 21208 and SAM HOUSTON RACE PARK, LTD., Limited Partnership in the State of Texas, having its principal place of business located at Sam Houston Race Park, Houston, Texas, hereinafter sometimes referred to as "Sam Houston".

     1. Having executed an Agreement dated December 30, 1993 and Amendment Number one dated June 1, 1997, the parties hereby agree to extend the term of said Agreement an Amendment One to include all racing meets during the period beginning November 1, 1998 and ending on December 31, 2003, and to include those amendments listed below. The underlying Agreement, Amendment Number One and this Amendment Agreement Number Two will terminate December 31, 2003.

     2.   Paragraph 1 is amended as follows:

          15. One (1) RF head-end to consist of fifty-eight (58) channels to include all satellite channels and off air channels.

          37. One (1) Beta video tape recorder, along with equipment to incorporate the Beta recorder into the current system.

          38. Twenty-five (25) 35 inch color monitors to be located as directed by the track.

          39. Five (5) 55 inch projection televisions to be located as directed by the track.

     3.   Paragraph 8 is amended as follows:

          8. Subject to the termination provision herein stated this Agreement shall remain in full force and effect for all racing meets conducted at the aforementioned racetrack for the years 1998 through 2003. In the event any racing meet(s) or portion of any racing meet must be canceled because of an emergency such as fire, or other catastrophe, or governmental regulation due to war, the term of this Agreement shall be extended beyond the last of the above-mentioned years to include an amount of racing days in the next succeeding year equivalent to the number theretofore canceled.

          6. Except as expressly stated herein, the Agreement and Amendment Number One are not otherwise modified or amended and remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.

                              INTERNATIONAL SOUND CORPORATION

                              By:       /S/ DAVID SNYDER
                              SAM HOUSTON RACE PARK, LTD.

                              By:       /S/ ROBERT L. BORK